UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

NORTHEAST AUTOMOTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada		65-0637308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2174 Hewlett Avenue, Suite 206, Merrick, New York	11566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(516) 377-6311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 21, 2009 William Solko, President and Chief Executive Officer of Northeast Automotive Holdings, Inc., (the “Company”), concluded that the previously issued audited December 31, 2008 financial statements should no longer be relied upon because the Company previously had not reported a deemed preferred dividend on the Series A Convertible Preferred Stock issued during 2008.  The company’s independent auditor Kempisty & Company Certified Public Accountants PC (“Kempisty”) was informed of the matters disclosed above.

The following are explanations of the restatement adjustments and presentation of the affected accounts in the consolidated balance sheet and statement of operations as previously reported and restated.

The company restated its financial statements to report a deemed preferred dividend on the Series A Convertible Preferred Stock issued during 2008 as part of the exchange for debt and the cancellation of Common Stock completed on April 22, 2008.

The consolidated financial statements as of December 31, 2008 and for the year then ended, and the notes thereto, have been restated to include the items identified above. The following financial statement line items were impacted:

	As previously
	reported	Restated
	December 31,	December 31,
	2008	2008
Consolidated Balance Sheets
Additional paid in capital	$3,556,363	$3,957,424

Deficit	$(3,948,756)	$(4,349,817)

	As previously reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2008	2008
Consolidated Statements of Operations
Deemed preferred dividends	$-	$401,601

Net profit (loss) available to common stockholders	$(1,146,311)	$(1,547,372)

Net profit (loss) per share basic and diluted	$(1.65)	$(2.23)

Weighted average number of shares outstanding,
basic and diluted	692,879	692,879

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits
7.1 Letter from Kempisty & Company Certified Public Accountants, P.C. Dated September 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST AUTOMOTIVE HOLDINGS, INC.

Date: September 25, 2009	By:	/s/ William Solko
William Solko
Chief Executive Officer